UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012 (February 29, 2012)

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Performance Metric for Incentive Compensation

On February 29, 2012, the Board of Directors (the “Board”) of Montpelier Re Holdings Ltd. (together with its operating subsidiaries, the “Company”) approved the use of change in fully converted book value per share (“FCBVPS”), inclusive of any common dividends declared during the period, as the principal metric of Company performance that will be used to determine incentive compensation for 2012.  On the same date, the Board established target, threshold and maximum 2012 Company performance levels for purposes of the Company’s 2012 Annual Bonus Plan and its form of 2012 Restricted Share Unit Award Agreement (the “2012 Variable RSU Agreement”).

In recent years, the Company has used annual return on equity (“ROE”), calculated assuming a standardized investment return, as its principal metric of Company performance for determining incentive compensation.  Notwithstanding the significant merits of ROE as a performance measure, the Board believes that the new measure will more directly align the Company’s interests and motivations with those of its shareholders, since the change in FCBVPS metric will reflect both the Company’s actual underwriting results and its actual investment results.  Additionally, the change in FCBVPS is a more transparent incentive hurdle for Company employees as well as its shareholders, since the Company presents its calculations of FCBVPS and the increase or decrease in FCBVPS in its quarterly earnings releases and filings with the U.S. Securities and Exchange Commission.

Accordingly, payouts based on Company performance under the Company’s 2012 Annual Bonus Plan and the 2012 Variable RSU Agreement will be assessed according to the Company’s achieved change in FCBVPS for 2012.  Threshold, target and maximum performance for 2012 will be an increase in FCBVPS of 2.88%, 9.88% and 16.88%, respectively.  No payouts based on Company performance would result from an increase in FCBVPS of 2.88% or less, while an increase in excess of 16.88% would result in the maximum payout.  The selected performance levels for 2012 represent returns of 100, 800 and 1,500 basis points over the ten-year U.S. Treasury rate at the beginning of the 2012 calendar year for threshold, target and maximum awards, respectively.

2012 Annual Bonus Plan

On February 29, 2012, the Board approved the individual bonus targets for Company employees under the Company’s 2012 Annual Bonus Plan, including with respect to the following named executive officers:  President and Chief Executive Officer Christopher L. Harris, who will be eligible to receive an annual cash bonus of between $0 and $1,800,000 with a target cash bonus equal to $900,000, or 100% of his annual base salary; Executive Vice President and Chief Financial Officer Michael S. Paquette, who will be eligible to receive an annual cash bonus of between $0 and $750,000 with a target cash bonus equal to $375,000, or 100% of his annual base salary; Deputy Chairman, Executive Vice President and Chief Operating Officer Thomas G.S. Busher, who will be eligible to receive an annual cash bonus of between $0 and $1,550,000 with a target cash bonus equal to $775,000, or 100% of his annual base salary; Senior Vice President and Treasurer William Pollett, who will be eligible to receive an annual cash bonus of between $0 and $417,918 with a target cash bonus equal to $208,959, or 75% of his annual base salary; and General Counsel, Secretary and Senior Vice President Jonathan B. Kim, who will be eligible receive an annual cash bonus of between $0 and $422,813 with a target cash bonus equal to $211,406, or 75% of his annual base salary.

Payouts under the 2012 Annual Bonus Plan will be assessed according to the Company’s achieved change in FCBVPS during the 2012 calendar year, as compared to the threshold, target and maximum performance levels established by the Committee.  With respect to Messrs. Pollett and Kim and certain employees who are not named executive officers of the Company, the applicable performance criteria affecting a portion of these employees’ overall bonus opportunities will also include the achievement of personal performance goals.  Accordingly, these employees would remain eligible to receive a bonus in the event that the Company’s achieved increase in the FCBVPS for 2012 is 2.88% or less.

Salaries used to compute the actual amounts earned by all Company employees under the 2012 Annual Bonus Plan will be equivalent to the annual base salaries of Company employees as in effect on April 1, 2012, prorated in the case of any employee who is actively employed by the Company for less than the entire 2012 calendar year.  The Board retains absolute discretion in determining the final value of annual cash bonuses for the Company’s officers and employees based on extenuating circumstances or otherwise.

2012 Restricted Share Unit Award Agreement

On February 29, 2012, the Board approved the grant of contingent variable restricted share units (“RSUs”) to certain employees of the Company, including the following named executive officers:  Mr. Harris, who will be eligible to receive 75,000 RSUs at target, Mr. Paquette, who will be eligible to receive 31,250 RSUs at target; Mr. Busher, who will be eligible to receive 64,583 RSUs at target; Mr. Pollett, who will be eligible to receive 17,413 RSUs at target; and Mr. Kim, who will be eligible to receive 11,745 RSUs at target.  The RSUs are anticipated to be awarded on March 15, 2012 pursuant to the terms of the 2012 Variable RSU Agreement, which will be governed by the terms and conditions of the Company’s 2007 Long-Term Incentive Plan (the “2007 LTIP”).  RSUs awarded under the 2012 Variable RSU Agreement may be settled in cash or, if permitted under a long-term incentive plan that is subsequently approved by the Company’s shareholders, in common shares of the Company that are issued under such incentive plan.

Pursuant to the 2012 Variable RSU Agreement, each recipient is eligible to receive a target number of contingent variable RSUs for the four-year award cycle beginning January 1, 2012.  The RSUs, which are phantom (as opposed to actual) common shares of the Company, will vest in equal tranches over the four-year award cycle, subject to the recipient maintaining a continuous relationship with the Company (as an employee, director or consultant) in good standing through the applicable vesting dates.  The actual number of RSUs granted under the 2012 Variable RSU Agreement will represent an award of between 0% and 200% of the target number of RSUs specified in the recipient’s 2012 Variable RSU Agreement, depending upon the Company’s actual achieved change in FCBVPS during 2012.  Accordingly, during 2012, the actual number of RSUs expected to be granted for the award cycle will fluctuate.

Except as otherwise provided in an applicable service agreement between the Company and a recipient, in the event that a recipient’s service with the Company is terminated on or before the date on which the Board certifies the Company’s achievement of its change in FCBVPS for 2012 (the “Announcement Date”), or either the Company or recipient provides notice prior to the Announcement Date of an intent to terminate the recipient’s service with the Company, no RSUs will be awarded under the 2012 Variable RSU Agreement, and the recipient’s rights under the 2012 Variable RSU Agreement will automatically terminate.

Except as otherwise provided in an applicable service agreement between the Company and a recipient, in the event that a recipient’s service is terminated by the Company for any reason other than “cause” (as defined in the 2007 LTIP) after the Announcement Date, then all unvested RSUs will be forfeited, and in the event that a recipient’s service is terminated by the recipient for any reason after the Announcement Date, then all then-outstanding RSUs, whether vested or unvested, will be forfeited.

Notwithstanding the two paragraphs immediately above, in the event that, within 24 months following the occurrence of a “change in control” (as defined in the 2007 LTIP), there is a termination of the recipient’s service with the Company without cause or due to Company-mandated retirement, on account of death or disability or by the recipient on account of a “constructive termination” (as defined in the 2007 LTIP), then upon such termination, all then-outstanding RSUs awarded under the 2012 Variable RSU Agreement will vest in full, except that, if the change in control occurs prior to the Announcement Date, the number of RSUs to be granted will reflect the greater of (i) target performance or (ii) actual performance for the fiscal quarters completed prior to the change in control.  Except as otherwise provided in an applicable service agreement between the Company and a recipient, in the event that, within 24 months following the occurrence of a change in control, there is a termination of service initiated by the recipient other than on account of a constructive termination, then all RSUs awarded under the 2012 Variable RSU Agreement that are unvested as of the date of termination will be forfeited.

In the event of a termination of service for cause, whether or not within 24 months following the occurrence of a change in control, the recipient will not be entitled to any termination-related payments pursuant to the 2012 Variable RSU Agreement and all then-outstanding RSUs awarded pursuant to the 2012 Variable RSU Agreement, whether vested or unvested, will be forfeited.

Recipients of RSUs awarded under the 2012 Variable RSU Agreement are not entitled to voting rights with respect to their RSUs, but they are entitled to receive dividend equivalents in amounts equal to any ordinary cash dividends paid with respect to the common shares of the Company.  Payments of dividend equivalents will be made only after the Announcement Date (when the number of RSUs actually granted has become fixed) and only if the applicable recipient remains actively employed in good standing at the dividend equivalent payment date.

The foregoing descriptions are qualified in their entirety by reference to the 2012 Annual Bonus Plan attached hereto as Exhibit 10.1, the 2012 Variable RSU Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference, and the Company’s 2007 LTIP, which was previously filed by the Company with the SEC.

Clawback Policy

On February 29, 2012, the Board approved a formal recoupment, or “clawback”, policy (the “Clawback Policy”) to recover excess incentive compensation payouts in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under securities laws.  Any clawback would apply to excess incentive compensation payouts to current or former executive officers covered by the Clawback Policy during the three (3)-year period immediately preceding the date on which the Company is required to prepare the accounting restatement, with such excess incentive-based compensation reduced by any taxes paid or payable on the excess compensation by the executive officer.  All of our officers subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, including all our named executive officers, are covered by the Clawback Policy (including with respect to payments pursuant to the 2012 Annual Bonus Plan and 2012 Variable RSU Agreement).  The requirements of the Clawback Policy are more stringent than those required by the Sarbanes-Oxley Act of 2002. Implementation rules for the mandatory clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) have yet to be finalized as of the date of this filing.  However, to the extent necessary, the Company will amend the Clawback Policy to conform with the final Dodd-Frank rules once issued.  To date, the Company has never been required to restate its financial results.

Item 9.01.                 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Montpelier Re Holdings Ltd. 2012 Annual Bonus Plan
10.2	Form of Montpelier Re Holdings Ltd. 2012 Restricted Share Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

March 2, 2012	By:	/s/ JONATHAN B. KIM
Date	Name:	Jonathan B. Kim
	Title:	General Counsel, Secretary and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Montpelier Re Holdings Ltd. 2012 Annual Bonus Plan
10.2	Form of Montpelier Re Holdings Ltd. 2012 Restricted Share Unit Award Agreement